UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2012

CENTURY PROPERTIES FUND XIX, LP

 (Exact name of Registrant as specified in its charter)

Delaware	0-11935	94-2887133
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

Century Properties Fund XIX, LP, a Delaware limited partnership (the “Registrant”), owns Greenspoint at Paradise Valley (“Greenspoint”), a 336-unit apartment complex located in Phoenix, Arizona.  On January 26, 2012 (the “Effective Date”), the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Hamilton Zanze & Company, a California corporation (the “Purchaser”), to sell Greenspoint to the Purchaser for a total sales price of $29,750,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $29,750,000, subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit (the “Initial Deposit”) of $100,000 to Stewart Title Guaranty Company (“Escrow Agent”), which is non-refundable subject to certain conditions.

FEASIBILITY PERIOD.  The feasibility period ends on March 12, 2012. On the first business day following the expiration of the feasibility period, the Purchaser is required to deliver to the Escrow Agent an additional deposit of $495,000. If the Purchaser fails to notify the Registrant in writing of its intent to terminate the contract prior to the end of the feasibility period, the Purchaser’s right to terminate the contract will be permanently waived and the Purchase Agreement will remain in full force and effect.

CLOSING.  The expected closing date of the transaction is April 10, 2012.  The Registrant has the option to extend the closing date to April 30, 2012 by delivering written notice to the Purchaser. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Purchaser agreed to pay all recording charges with respect to the deed, any mortgage assumption, sales, use, gross receipts or similar taxes, any premiums or fees required to be paid by the Purchaser with respect to the title policy and one-half of the customary escrow fee and closing costs of the Escrow Agent. The Registrant agreed to pay the base premium for the title policy, the cost of recording any instruments required to discharge any liens or encumbrances against the property, and one-half of the customary escrow fee and closing costs of the Escrow Agent.

REPRESENTATIONS AND WARRANTIES.  The Purchaser and the Registrant each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to Greenspoint by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $750,000 will be borne by the Registrant.  The Registrant agreed to maintain, in full force and effect until the closing date, all existing insurance coverage on Greenspoint. In the event that damages exceed $750,000, the Registrant shall have no obligation to make the repairs and shall notify the Purchaser in writing of the damages, at which time the Purchaser may elect to terminate the contract by delivering written notice to the Registrant.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Registrant.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, the Purchaser will forfeit its deposits to the Registrant, and neither party will be obligated to proceed with the purchase and sale.  The Registrant expressly waived the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Registrant, prior to the closing, defaults in its representations, warranties, covenants, or obligations, the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $100,000 or, (ii) subject to certain conditions, seeking specific performance of the Registrant’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibit

10.52       Purchase and Sale Contract between Century Properties Fund XIX, LP, a Delaware limited partnership, and  Hamilton Zanze & Company, a California corporation, dated January 26, 2012.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES FUND XIX, LP

By:  Fox Partners II

General Partner

By:  Fox Capital Management Corporation

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date:  February 1, 2012